EXHIBIT 99.1
Interwoven Announces Second Quarter Financial Results
Revenues of $49.0 Million; Non-GAAP Profit of $0.10 per Share; 77 New Customers
SUNNYVALE, Calif. — July 20, 2006 — Interwoven, Inc. (Nasdaq: IWOV), provider of Enterprise Content Management (ECM) solutions for business, today announced financial results for the three and six months ended June 30, 2006.
Interwoven reported total revenues of $49.0 million for the second quarter, an increase of 20% from total revenues of $41.0 million for the second quarter last year. Net income for the second quarter of 2006, calculated in accordance with generally accepted accounting principles, was $1.8 million, or $0.04 per share, as compared to net loss of $66,000, or roughly break even on a per share basis, for the same period last year. On a non-GAAP basis, Interwoven reported a net income of $4.3 million for the second quarter of 2006, or $0.10 per share, compared to a non-GAAP net income of $2.5 million, or $0.06 per share, for the same period last year. Non-GAAP results exclude restructuring and excess facilities charges, stock-based compensation charges, amortization of intangible assets, and the related tax impact of these adjustments and include the dilutive impact of common stock options.
For the six months ended June 30, 2006, Interwoven reported total revenues of $95.5 million, an increase of 14% from total revenues of $83.5 million for same period last year. Net income for the six months ended June 30, 2006, calculated in accordance with generally accepted accounting principles, was $334,000, or $0.01 per share, compared to a net loss of $315,000, or $0.01 per share, for same period last year. On a non-GAAP basis, Interwoven reported net income of $7.9 million for the six months ended June 30, 2006, or $0.18 per share, compared to a non-GAAP net income of $5.0 million, or $0.12 per share, for the same period last year. Non-GAAP results exclude restructuring and excess facilities charges, charges associated with the retirement of the company’s Chief Executive Officer recorded in the first quarter of 2006, stock-based compensation charges, amortization of intangible assets, and the related tax impact of these adjustments and include the dilutive impact of common stock options.
A reconciliation of net income (loss) and net income (loss) per share calculated in accordance with generally accepted accounting principles and non-GAAP net income and non-GAAP net income per share is provided in the tables immediately following the consolidated statements of operations. Additional information about the company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information” below.
“Q2 was an excellent quarter for Interwoven in which we saw a 20% growth in total revenues, a 74% growth in non-GAAP net income and solid GAAP net income. With sales in 39 countries, each geography made a solid contribution to our strong results” said Max Carnecchia, Interim President at Interwoven. “Our focused solutions strategy has continued to bring greater clarity to our planning and execution.”
Customer Acquisition
Interwoven continued its strong global customer momentum in its second quarter by adding 77 new customers. As a result, Interwoven now has more than 3,600 customers worldwide.
New customers that selected Interwoven in the second quarter included: Calyon Corporate and Investment Bank, Cathay United Bank, China United Telecommunications, Indianapolis Institute of Art,

Porterbrook Leasing, Priceline.com, Qatar Airways, San Francisco Museum of Modern Art, Synplicity, Telekom Malaysia, University of Michigan, Willcom, and many more.
Interwoven also added several new professional services customers including De Brauw Blackstone Westbroek; Grant Thornton; GVA Grimley; Miller Brown & Dannis; Morris, Nichols, Arsht & Tunnell; Thomson Playford; and others.
In the second quarter, Interwoven also received orders from existing customers, including: ABN Amro, AllianceBernstein, American Airlines, Blue Cross Blue Shield of Tennessee, BP-Amoco, Citigroup, Dow Chemical, Epson, Fannie Mae, FedEx, Fortis Banque, Harrah’s, Hilton, Kohler Company, New York Daily News, Reader’s Digest, and many others. Reorders from professional services firms included: Davis Wright Tremaine, Freshfields Bruckhaus Deringer, Heller Ehrman, Howrey, Shearn Delamore, and many more.
In the quarter, Interwoven continued its focus of delivering software products and services that enable enterprises to provide richer customer experiences across multiple touchpoints. As an example, Telekom Malaysia purchased Interwoven solutions to provide a consistent experience to its customers across its websites and call centers, as well as to streamline its product development. The company expects to integrate the Interwoven solution with its Siebel CRM system to provide consistent, accurate information to customers and to its call center representatives. Telekom Malaysia plans to use Interwoven’s document management capabilities for its product development process to manage and collaborate on projects, and to accelerate time-to-market.
In another example, Qatar Airways purchased the Interwoven Customer Experience Solution to improve its online presence. The company chose Interwoven because Interwoven’s ease of use will enable the business people who are closest to the customer to contribute directly to websites, so customers may receive high-quality, relevant information; and because Interwoven manages multilingual content through a single infrastructure, enabling Qatar Airways to provide consistent brands, messages, and services worldwide. Additionally, Qatar Airways was impressed by Interwoven’s significant presence in the airlines sector and customers that provided solid references.
In the professional services market, Freshfields Bruckhaus Deringer, a long-time Interwoven customer and a leading international law firm with 2,400 lawyers in 28 offices around the world, serves as an example of how Interwoven works closely with customers to build specialized solutions that satisfy customer needs. Freshfields acted as a test customer for Interwoven’s integration with BlackBerry mobile devices, enabling a small number of Freshfield attorneys to work with the module during its development. After the BlackBerry integration was released in April, , Freshfields purchased BlackBerry integration modules for its 2,000 attorneys because the module empowers the delivery of enhanced customer service through greater mobile email and document management capabilities.
In financial services, Interwoven continued to grow with several new customer wins and successful implementations with existing customers. The success in financial services was the result of selling Interwoven solutions that improve customer service, streamline compliance and improve organizational efficiency.
Solution and Product Leadership
During the second quarter, Interwoven continued to extend its leadership position in key solution and product areas:

▪	Interwoven Customer Experience Solution — In the quarter, Interwoven introduced this new solution, which enables the consistent global delivery of persuasive content across multiple channels, resulting in higher customer satisfaction, increased brand and service consistency, reduced time-to-market for product launches and campaigns, and increased operational efficiencies. Independent research firm InfoTrends published a special report entitled “Interwoven: A Focus on the Experience,” which gives high marks to the new solution. The InfoTrends report states, “With a focus on the customer experience, or the information consumer, we really begin to see tangible business benefits that go beyond cost-cutting and efficiency.” Customers have demonstrated enthusiasm for the solution’s business benefits, leading to sales to such companies as Brandit, FedEx, Masonite Corporation, Telekom Malyasia, Willcom, and others.
▪	Interwoven TeamSite — The world’s foremost enterprise-scale web content management system is a key part of the Interwoven Customer Experience Solution. During the second quarter, Interwoven released enhancements to Interwoven TeamSite making it simpler for non-technical users to execute, manage, and control complex projects that span multiple websites and multiple delivery channels. By providing timely, relevant persuasive content through accelerated administration and contribution, quality control, and cross-channel integration, the new version of Interwoven TeamSite helps companies improve customer satisfaction and deliver an optimal customer experience across global markets.
▪	Interwoven Composite Application Provisioning Solution — In June, Interwoven launched its new Interwoven Composite Application Provisioning (CAP) Solution, which automates and streamlines the way composite applications are modified and deployed, providing global enterprises with accelerated agility to meet changing customer needs, respond quickly to shifts in business trends, and comply with regulatory requirements. In most large enterprises, composite applications comprise the majority of revenue-generating and customer-facing applications, yet changes to this crucial software can be time-consuming, costly, and error-prone. Companies using the Interwoven CAP Solution have reduced provisioning costs, eliminated errors, and delivered applications to market faster than before. This new solution extends Interwoven’s proven capabilities in content and application provisioning, and is particularly valuable for enterprises that deploy service-oriented architectures (SOAs). Intranet Journal called the Interwoven CAP Solution “the next step in composite applications,” and independent research firm IDC published a report stating that CAP is “a ready and stable product with solid customers who can speak to the value of the solution.”
▪	Professional Services Solutions — As a result of continued success with professional services firms during the quarter, Interwoven customers now include 64 of the Am Law 100 and 124 of the Am Law 200 firms (the definitive rankings of the largest American law firms). Interwoven now serves more top U.K. law firms than any other ECM vendor, and more European law firms rely on the Interwoven Matter-Centric Collaboration solution—to improve client service and increase operational efficiency—than any competing ECM solution. In addition to legal services firms, Interwoven made sales in other professional services categories during the quarter, including sales to 4 of the 20 largest accounting firms, plus sales to large firms providing real estate services and construction services. During the quarter, Interwoven released a new integration for BlackBerry mobile devices, enabling professional services firms and other organizations to deliver enhanced customer service through greater mobile email and document management capabilities. Also during the quarter, several firms purchased Interwoven’s integration with Microsoft SharePoint, and Interwoven’s co-selling partnership with Microsoft secured several new customers.
▪	Financial Services Solutions — In the quarter, several financial services companies purchased the Interwoven Customer Experience Solution to improve client service. Others obtained Interwoven solutions to accelerate interactions, to streamline compliance, to provide auditability and security, and to improve operational efficiency. In addition, Interwoven sold its Dealer Solution to investment companies, its OTC Derivatives Solution for companies that trade in over-the-counter (OTC) derivatives investments, and released a new BuySide Solution. The new solution is the first to enable buy-side financial institutions to achieve increased regulatory compliance and reduce trade processing times by automating and validating the confirmation process for OTC derivative instruments such as interest rate, credit, equity, foreign exchange, and energy trades.
Company Developments
▪	New Member Appointed to Board of Directors — Charles M. Boesenberg, the former CEO and chairman of NetIQ, has been appointed to the Interwoven Board of Directors. Chuck Boesenberg brings to the Interwoven board his more than 30 years of experience in accelerating growth for high-tech companies. He has held senior executive positions at IBM and Apple Computer, and has served as president and CEO of Central Point Software, Magellen Corporation, and Integrated Systems, and as president of MIPS Computer Systems. Boesenberg is a member of the boards of Callidus Software and Onyx Software, and has served on the boards of Macromedia, Symantec, Epicor, and Maxtor.
▪	Interwoven GearUp ‘06 Conference — During the first week of the quarter, hundreds of Interwoven customers, partners, and ECM industry experts recently convened at Interwoven’s annual GearUp ‘06 Conference in Hollywood, Florida. The global event featured more than 70 presentations from Interwoven and prominent customers and partners, including addidas, Allstate, Altria, Avaya, Blue Cross Blue Shield of Massachusetts, Cingular Wireless, CXO Media Inc. (publisher of CIO Magazine and CSO Magazine), DuPont, Fujitsu, HSBC, John Hancock, Microsoft, Pillsbury Winthrop Shaw Pittman, Sansui, Staples, Sun Microsystems, SunTrust, and others.
Non-GAAP Financial Information
To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, Interwoven uses measures of operating results, net income (loss), net income (loss) per share, and shares used in the net income (loss) per share calculation, which are adjusted to exclude restructuring charges, retirement benefit costs associated with the retirement of the company’s Chief Executive Officer recorded in the first quarter of 2006, stock-based compensation, amortization of intangible assets, and the related tax impact of these adjustments and to include the dilutive impact of common stock options. These non-GAAP results are not in accordance with, or an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies. Interwoven believes that the presentation of non-GAAP results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Interwoven also believes that where the adjustments used in calculating non-GAAP net income and non-GAAP net income per share are based on specific, identified charges that impact different line items in the consolidated statements of operations (including cost of sales-license, cost of sales-support and service, sales and marketing, research and development, and general and administrative expenses), that it is useful to investors to know how these specific line items in the consolidated statements of operations are affected by these adjustments. In particular, as Interwoven begins to apply Statement of Financial Accounting Standard No. 123R (“SFAS No. 123R”), Share-based Payment, it believes that it is useful to investors to understand how the expenses associated with the application of SFAS 123R are reflected on its consolidated statements of operations. For its internal budgets, Interwoven’s management uses consolidated financial statements that do not include restructuring and excess facilities charges, retirement benefit costs associated with retirement of the company’s Chief Executive Officer, stock-based compensation, amortization of intangible assets, and the related tax impact of these adjustments. Interwoven uses these non-GAAP measures in assessing corporate performance and determining incentive compensation. Readers are advised to review and consider carefully the financial information prepared in accordance with accounting principles generally accepted in the United States of America contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.

Conference Call Information
Interwoven’s 2006 second quarter results and its business outlook for the third quarter of 2006 will be discussed today, July 20, 2006 at 2:00 p.m. PT (5:00 p.m. ET).
Live Dial-in number: (303) 262-2052
Replay number: (719) 457-0820 or (888) 203-1112
Pass code: 4334692
Audio Web cast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting July 20, 2006 at approximately 5:00 p.m. PT for a limited period.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends in our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include management quotations, statements about customer momentum, solutions and products, activities with strategic business alliances, and statements about technology leadership. Actual results could differ materially from our current expectations as a result of many factors including: our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; the success of our strategic business alliances; intense competition in our markets; changes in key personnel, the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven, Inc., provider of Enterprise Content Management solutions for business, enables organizations to unify people, content and processes to minimize business risk, accelerate time-to-value and sustain lower total cost of ownership. Interwoven delivers deep industry-specific solutions which reduce business process cycle time from initial collaboration through design, production, sales, marketing, legal review, IT and service. Interwoven leads the industry with a service-oriented architecture today and easy-to-use, best-in-class components and solutions. Today, over 3,600 customers, law firms, and professional services organizations worldwide are Interwoven customers including BT, Ford, Freshfields Bruckhaus Deringer, Jones Day, Motorola and Yamaha. Interwoven is headquartered in Sunnyvale, Calif., with offices around the world. For more information visit www.interwoven.com.
Investor Relations Contact:
Brian Andersen
Interwoven, Inc.
(408) 530-5801
bandersen@interwoven.com
Media Relations Contact:
Anna Fijewski
Interwoven, Inc.
(408) 530-5724
afijewsk@interwoven.com

INTERWOVEN, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
License	$18,508	$14,666	$36,077	$31,083
Support and service	30,521	26,368	59,410	52,436

Total revenues	49,029	41,034	95,487	83,519

Cost of revenues:
License	4,417	3,342	8,589	6,830
Support and service	12,327	10,227	24,184	20,256

Total cost of revenues	16,744	13,569	32,773	27,086

Gross profit	32,285	27,465	62,714	56,433

Operating expenses:
Sales and marketing	19,168	16,671	37,569	33,999
Research and development	8,528	7,842	17,082	16,010
General and administrative	3,791	3,122	9,051	6,730
Amortization of intangible assets	828	782	1,656	1,638
Restructuring and excess facilities charges	(591)	(303)	(928)	(633)

Total operating expenses	31,724	28,114	64,430	57,744

Income (loss) from operations	561	(649)	(1,716)	(1,311)
Interest income and other, net	1,531	908	2,805	1,621

Income before provision for income taxes	2,092	259	1,089	310
Provision for income taxes	315	325	755	625

Net income (loss)	$1,777	$(66)	$334	$(315)

Basic net income (loss) per common share	$0.04	$(0.00)	$0.01	$(0.01)

Shares used in computing basic net income (loss) per common share	42,629	41,635	42,529	41,386

Diluted net income (loss) per common share	$0.04	$(0.00)	$0.01	$(0.01)

Shares used in computing diluted net income (loss) per common share	43,350	41,635	43,210	41,386

INTERWOVEN, INC.
Consolidated Balance Sheets
(In thousands)

	June 30, 2006	Dec. 31, 2005
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$60,312	$73,618
Short-term investments	86,231	63,581
Accounts receivable, net	33,466	31,542
Prepaid expenses and other current assets	5,870	5,193

Total current assets	185,879	173,934
Property and equipment, net	5,163	5,044
Goodwill	191,595	191,595
Other intangible assets, net	18,474	25,527
Other assets	2,668	2,506

Total assets	$403,779	$398,606

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$4,870	$4,491
Accrued liabilities	25,745	22,198
Restructuring and excess facilities accrual	7,214	7,266
Deferred revenues	56,308	54,010

Total current liabilities	94,137	87,965

Accrued liabilities	2,290	2,761
Restructuring and excess facilities accrual	5,140	9,681

Total liabilities	101,567	100,407

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	43	42
Additional paid-in capital	708,519	705,908
Deferred stock-based compensation	—	(1,002)
Accumulated other comprehensive loss	(294)	(359)
Accumulated deficit	(406,056)	(406,390)

Total stockholders’ equity	302,212	298,199

Total liabilities and stockholders’ equity	$403,779	$398,606

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2006			June 30, 2005
	As reported	Adjustments	Non-GAAP	As reported	Adjustments	Non-GAAP
Revenues:
License	$18,508	$—	$18,508	$14,666	$—	$14,666
Support and service	30,521	—	30,521	26,368	—	26,368

Total revenues	49,029	—	49,029	41,034	—	41,034

Cost of revenues:
License (1)	4,417	(3,623)	794	3,342	(2,725)	617
Support and service (2)	12,327	(137)	12,190	10,227	(18)	10,209

Total cost of revenues	16,744	(3,760)	12,984	13,569	(2,743)	10,826

Gross profit	32,285	3,760	36,045	27,465	2,743	30,208

Operating expenses:
Sales and marketing (2)	19,168	(237)	18,931	16,671	(47)	16,624
Research and development (2)	8,528	(158)	8,370	7,842	(61)	7,781
General and administrative (2)	3,791	(33)	3,758	3,122	(157)	2,965
Amortization of intangible assets (1)	828	(828)	—	782	(782)	—
Restructuring and excess facilities charges (3)	(591)	591	—	(303)	303	—

Total operating expenses	31,724	(665)	31,059	28,114	(744)	27,370

Income (loss) from operations	561	4,425	4,986	(649)	3,487	2,838
Interest income and other, net	1,531	—	1,531	908	—	908

Income before taxes	2,092	4,425	6,517	259	3,487	3,746
Provision for income taxes (4)	315	1,901	2,216	325	949	1,274

Net income (loss)	$1,777	$2,524	$4,301	$(66)	$2,538	$2,472

Net income (loss) per share	$0.04		$0.10	$(0.00)		$0.06

Shares used in computing net income (loss) per share (5)	43,350		43,350	41,635		42,154

(1)	For the three months ended June 30, 2006 and 2005, adjustments reflect the reversal of $3.6 million and $2.7 million, respectively, associated with the amortization of purchased technology and $828,000 and $782,000, respectively, associated with the amortization of intangible assets.
(2)	As of January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123R, Share-based Payment. For the three months ended June 30, 2006, adjustments reflect the reversal of stock-based compensation expense of $137,000 in cost of revenues — support and service, $237,000 in sales and marketing, $158,000 in research and development and $33,000 in general and administrative. For the three months ended June 30, 2005, adjustments reflect the reversal of amortization of deferred stock-based compensation of $18,000 in cost of revenues — support and service, $47,000 in sales and marketing, $61,000 in research and development and $157,000 in general and administrative.
(3)	For the three months ended June 30, 2006 and 2005, adjustments reflect the reversal of $591,000 and $303,000, respectively, in adjustments associated with the Company’s restructuring and excess facilities accrual.
(4)	For the three months ended June 30, 2006 and 2005, adjustments reflect an additional tax provision of $1.9 million and $949,000, respectively, associated with the non-GAAP adjustments.
(5)	For the three months ended June 30, 2005, the shares used in computing non-GAAP net income per share include the dilutive impact of common stock options of 519,000 shares.

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2006			June 30, 2005
	As reported	Adjustments	Non-GAAP	As reported	Adjustments	Non-GAAP
Revenues:
License	$36,077	$—	$36,077	$31,083	$—	$31,083
Support and service	59,410	—	59,410	52,436	—	52,436

Total revenues	95,487	—	95,487	83,519	—	83,519

Cost of revenues:
License (1)	8,589	(7,120)	1,469	6,830	(5,450)	1,380
Support and service (2)	24,184	(337)	23,847	20,256	(46)	20,210

Total cost of revenues	32,773	(7,457)	25,316	27,086	(5,496)	21,590

Gross profit	62,714	7,457	70,171	56,433	5,496	61,929

Operating expenses:
Sales and marketing (2)	37,569	(615)	36,954	33,999	(256)	33,743
Research and development (2)	17,082	(360)	16,722	16,010	(142)	15,868
General and administrative (2) (3)	9,051	(1,727)	7,324	6,730	(349)	6,381
Amortization of intangible assets (1)	1,656	(1,656)	—	1,638	(1,638)	—
Restructuring and excess facilities charges (4)	(928)	928	—	(633)	633	—

Total operating expenses	64,430	(3,430)	61,000	57,744	(1,752)	55,992

Income (loss) from operations	(1,716)	10,887	9,171	(1,311)	7,248	5,937
Interest income and other, net	2,805	—	2,805	1,621	—	1,621

Income before taxes	1,089	10,887	11,976	310	7,248	7,558
Provision for income taxes (5)	755	3,317	4,072	625	1,945	2,570

Net income (loss)	$334	$7,570	$7,904	$(315)	$5,303	$4,988

Net income (loss) per share	$0.01		$0.18	$(0.01)		$0.12

Shares used in computing net income (loss) per share (6)	43,210		43,210	41,386		42,007

(1)	For the six months ended June 30, 2006 and 2005, adjustments reflect the reversal of $7.1 million and $5.5 million, respectively, associated with the amortization of purchased technology and $1.7 million and $1.6 million, respectively, associated with the amortization of intangible assets.
(2)	As of January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123R, Share-based Payment. For the six months ended June 30, 2006, adjustments reflect the reversal of stock-based compensation expense of $337,000 in cost of revenues — support and service, $615,000 in sales and marketing, $360,000 in research and development and $107,000 in general and administrative. For the six months ended June 30, 2005, adjustments reflect the reversal of amortization of deferred stock-based compensation of $46,000 in cost of revenues — support and service, $256,000 in sales and marketing, $142,000 in research and development and $349,000 in general and administrative.
(3)	For the six months ended June 30, 2006, adjustments reflect the reversal of $1.6 million in benefit costs associated with the retirement of the Company’s Chief Executive Officer recorded in the first quarter of 2006.
(4)	For the six months ended June 30, 2006 and 2005, adjustments reflect the reversal of $928,000 and $633,000, respectively, in adjustments associated with the Company’s restructuring and excess facilities accrual.
(5)	For the six months ended June 30, 2006 and 2005, adjustments reflect an additional tax provision of $3.3 million and $1.9 million, respectively, associated with the non-GAAP adjustments.
(6)	For the six months ended June 30, 2005, the shares used in computing non-GAAP net income include the dilutive impact of common stock options of 621,000, respectively.